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                                                                     EXHIBIT 5.1


                                [LETTERHEAD OF
           ZEVNIK HORTON GUIBORD McGOVERN PALMER & FOGNANI, L.L.P.]



                              _____________, 2000

Entravision Communications Corporation
2425 Olympic Boulevard, Suite 6000 West
Santa Monica, California 94101

Ladies and Gentlemen:

     At your request, we have examined Amendment No. ___ to the Registration Statement (the "Registration Statement") on Form S-1 (File No. 333-35336) of Entravision Communications Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of shares of Class A Common Stock, $0.0001 par value per share, of the Company having an aggregate offering price of up to $736 million (the "Shares").

     We are familiar with the proceedings taking by the Company in connection with the authorization, issuance and sale of the Shares.

     Subject to certain proposed additional proceedings being taken as contemplated by the Registration Statement prior to the issuance and sale of the Shares being offered by the Company, we are of the opinion that the Shares will be duly authorized by all necessary corporate action on the part of the Company and, upon payment for and delivery of the Shares as contemplated by the Registration Statement and the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, the Shares will be validly issued, fully paid and non-assessable.

     The law covered by this opinion is limited to the present General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.
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Entravision Communications Corporation

_______________, 2000
Page 2


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting part of the Registration Statement.

                         Respectfully submitted,

                         ZEVNIK HORTON GUIBORD McGOVERN
                         PALMER & FOGNANI, L.L.P.